Exhibit 99.1

Revance Therapeutics Releases Third Quarter 2015 Results
- Momentum Continues on Multiple Clinical Trials for Both Drug Product Candidates -

NEWARK, Calif., November 9, 2015 - Revance Therapeutics, Inc. (NASDAQ:RVNC), a specialty biopharmaceutical company developing botulinum toxin products for use in aesthetic and therapeutic indications, announced today results for the third quarter ended September 30, 2015.

Recent Highlights

•	Reported positive top line interim data from BELMONT Phase 2 Active Comparator Trial of RT002 injectable for the treatment of glabellar (frown) lines:

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RT002 investigational drug product candidate, RTT150 (Botulinum Toxin Type A) for Injection, demonstrated a six-month median duration based upon at least 1-point improvement in glabellar lines at maximum contraction (frown) on the Investigator Global Assessment-Facial Wrinkle Severity (IGA-FWS) scale in the 40 Unit dose and achieved statistically significant duration compared to BOTOX® Cosmetic.

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The 4 week primary efficacy measurement of at least 1-point improvement in frown lines based on the IGA-FWS scale for all three doses (20 Units, 40 Units and 60 Units) of RT002 was highly statistically significant (p < 0.001) as compared to placebo. At week 4, all three doses of RT002 achieved a 100 percent response rate, versus a 95 percent response rate for BOTOX® Cosmetic.

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Across all three doses, RT002 appeared to be generally safe and well tolerated, with no serious adverse events. Adverse events were generally mild, localized and transient. No subjects experienced ptosis (eyelid droop) in the 20U and 40U RT002 doses.

◦	RT002 efficacy showed a dose response, and the 40U dose was selected for further trials.

•	Initiated three new trials in the U.S. for aesthetic and therapeutic indications using investigational drug product candidates RT001 topical and RT002 injectable:

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A Phase 3 pivotal study, named REALISE 1, to evaluate the safety and efficacy of a single, bilateral administration of our RT001 investigational drug product candidate for topical application, RTT150 (Botulinum Toxin Type A) Topical Gel, for the treatment of lateral canthal lines (crow’s feet). The company plans to release interim results in the first half of 2016.

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A Phase 2 randomized, double-blinded, dose-ranging, placebo-controlled study designed to evaluate the safety and efficacy of a single, bilateral application of RT001 topical for the treatment of primary axillary hyperhidrosis (underarm sweating). The company plans to release interim results in December 2015.

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A Phase 2 dose-escalating study to evaluate the safety, preliminary efficacy and duration of effect of RT002 injectable in patients with moderate-to-severe isolated cervical dystonia symptoms of the neck, a neurological muscle movement disorder. The company plans to release interim results in 2016.

•	Raised $134.6 million in gross proceeds from a successful November 2015 public stock offering.

“Our third quarter results demonstrate the significant progress we are making in bringing our investigational drug product candidates, RT001 topical and RT002 injectable, closer to commercialization,” said Dan Browne, President and Chief Executive Officer. “The interim results of our BELMONT trial against the current market leader were very encouraging. RT002 injectable, dosed at 40 units, demonstrated a six-month duration of effect. The labeled duration of currently marketed botulinum toxins is three to four months. Our research tell us that duration matters. Physicians and consumers alike have rated a longer acting botulinum toxin as a significant unmet need in aesthetic and medical practice. We believe we have an excellent opportunity to enter the neurotoxin market with a product that delivers significantly longer duration of effect, while maintaining efficacy and safety. We look forward to completing the BELMONT trial and conducting an End-of-Phase-2 meeting with the Food and Drug Administration (FDA) in the first half of 2016, and potentially starting our Phase 3 clinical program in the second half of 2016.

“As planned, we commenced three new trials during the third quarter, covering both aesthetic and therapeutic indications for RT001 and RT002. We are on track to report interim results from the Phase 2 study of RT001 for hyperhidrosis before the end of this year. In addition to the final BELMONT trial results, we plan to issue results from the REALISE 1 Phase 3 study of RT001 for crow’s feet lines, along with interim results from our RT002 Phase 2 study for cervical dystonia in the first half of 2016. I am proud of the progress we have already made this year. We’ve strengthened the balance sheet and have four important clinical trials underway, enabling us to build a broad product portfolio in the market for botulinum toxins,” concluded Browne.

Summary Financial Results
Research and development expenses for the three and nine months ended September 30, 2015 were $13.0 million and $32.6 million, respectively, compared to $8.6 million and $24.3 million for the same periods in 2014, respectively. The increase in research and development expenses is primarily attributable to increased personnel costs and expenditures related to our ongoing clinical trials.
General and administrative expenses for the three and nine months ended September 30, 2015 were $5.8 million and $18.2 million, respectively, compared to $5.3 million and $14.3 million for the same periods in 2014, respectively. The increase in general and administrative expenses is primarily attributable to increased personnel costs, legal matters, and administrative activities to support the operation of a public company.
Total operating expenses for the three and nine months ended September 30, 2015 were $18.8 million and $50.8 million, respectively, compared to $13.9 million and $38.5 million for the same periods in 2014, respectively. Stock-based compensation for the three and nine months ended September 30, 2015 was $2.6 million and $7.3 million, respectively. When excluding depreciation and stock-based compensation, total operating expenses for the three and nine months ended September 30, 2015 were $15.7 million and $41.9 million, respectively.
Net loss for the three and nine months ended September 30, 2015 was $19.2 million and $51.4 million, respectively, compared to $14.0 million and $48.7 million for the same periods in 2014, respectively. Upon completion of the IPO in February 2014, Revance recorded non-cash interest expense, including loss on debt extinguishment, of $9.6 million in connection with the settlement of previously outstanding convertible notes.
Cash, cash equivalents, and investments as of September 30, 2015 were $144.2 million.

2015 Updated Financial Outlook
As a result of the equity financings, the company expects its year-end cash balance to exceed $245 million.

Revance now anticipates 2015 non-GAAP operating expense to be in the range of $58 to $66 million, excluding depreciation of $2 to $3 million and estimated stock-based compensation of $10 to $12 million. The company now expects 2015 non-GAAP research and development expense to be in the range of $40 to $47 million, excluding depreciation of $2 to $3 million and estimated stock-based compensation of $4 to $5 million.

Weighted-average number of shares outstanding for the quarter ended September 30, 2015 was 23.8 million. As a result of the equity financings, the company now expects 2015 weighted-average number of shares outstanding to be approximately 24 million to 25 million. All non-GAAP financial measures referenced in this document are reconciled to GAAP in the attached tables.
Conference Call
Individuals interested in listening to the conference call today, November 9, at 1:30pm PT/4:30pm ET may do so by dialing (855) 453-3827 for domestic callers, or (484) 756-4301 for international callers and reference conference ID: 48748347; or from the webcast link in the investor relations section of the Company's website at: www.revance.com.
A replay of the call will be available beginning today at 4:30pm PT/7:30pm ET through midnight on November 10, 2015. To access the replay, dial (855) 859-2056 or (404) 537-3406 and reference Conference ID: 48748347. The webcast will be available in the investor relations section on the Company's website for 30 days following the completion of the call.

RT001 and RT002 Product Candidates
Revance is currently developing two botulinum toxin type A investigational drug product candidates. RT001 is a topical formulation, which has the potential to be the first commercially available non-injectable dose form of botulinum toxin type A. Revance is studying RT001 topical for aesthetic indications, such as crow's feet lines (wrinkles around the eyes) and therapeutic indications such as hyperhidrosis (excessive sweating). RT002 is a novel, injectable formulation of botulinum toxin type A designed to be highly targeted and long lasting. Revance is studying RT002 injectable for aesthetic indications, such as glabellar (frown) lines, and therapeutic uses, such as cervical dystonia. Both products would have the potential to expand into additional aesthetic and therapeutic indications in the future.

About Revance Therapeutics, Inc.
Revance is a specialty biopharmaceutical company focused on the development, manufacturing and commercialization of novel botulinum toxin products for multiple aesthetic and therapeutic indications. The company is leveraging its proprietary portfolio of botulinum toxin compounds combined with its patented TransMTS® peptide delivery system to address unmet needs in the large and growing neurotoxin markets. Revance's proprietary TransMTS technology enables delivery of botulinum toxin A through two novel drug product candidates, a needle-free topical form and an injectable form that may localize the drug to the site of injection resulting in a targeted and potentially long-lasting delivery. Revance is pursuing clinical development for drug product candidates RT001 topical and RT002 injectable in a broad spectrum of aesthetic and therapeutic indications. The company holds worldwide rights for all indications of RT001, RT002 and the TransMTS technology platform. More information on Revance Therapeutics can be found at www.revance.com.

"Revance Therapeutics", TransMTS® and the Revance logo are registered trademarks of Revance Therapeutics, Inc.
*BOTOX ® is a registered trademark of Allergan, Inc.

Forward-Looking Statements
This press release contains forward-looking statements, including statements related to Revance Therapeutics’ 2015 Financial Outlook and other financial performance, the process and timing of, and ability to complete, current and anticipated future clinical development of our product candidates, including but limited to initiation and design of clinical studies for current and future indications, related results and reporting of such results; statements about our business strategy, goals and market for our anticipated products, plans and prospects; our ability to obtain regulatory approval; potential benefits of our product candidates and our technologies; and future financial performance.

Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from our expectations. These risks and uncertainties include, but are not limited to: the outcome, cost and timing of our product development activities and clinical trials; the uncertain clinical development process, including the risk that clinical trials may not have an effective design or generate positive results; our ability to obtain and maintain regulatory approval of our product candidates; our ability to obtain funding for our operations; our plans to research, develop and commercialize our product candidates; our ability to achieve market acceptance of our product candidates; unanticipated costs or delays in research, development and commercialization efforts; the applicability of clinical study results to actual outcomes; the size and growth potential of the markets for our product candidates; our ability to successfully commercialize our product candidates and the timing of commercialization activities; the rate and degree of market acceptance of our product candidates; our ability to develop sales and marketing capabilities; the accuracy of our estimates regarding expenses, future revenues, capital requirements and needs for financing; our ability to continue obtaining and maintaining intellectual property protection for our product candidates; and other risks. Detailed information regarding factors that may cause actual results to differ materially from the results expressed or implied by statements in this press release may be found in Revance’s periodic filings with the Securities and Exchange Commission (the “SEC”), including factors described in the section entitled “Risk Factors” within the Form 8-K filed on November 2, 2015. These forward-looking statements speak only as of the date hereof. Revance disclaims any obligation to update these forward-looking statements.

Use of Non-GAAP Financial Measures
Revance has presented certain non-GAAP financial measures in this release. This release and the reconciliation tables included herein include total non-GAAP operating expense and non-GAAP R&D expense, both of which exclude depreciation and stock-based compensation. Revance excludes depreciation costs and stock-based compensation expense because management believes the exclusion of these items is helpful to investors to evaluate Revance's recurring operational performance. Revance management uses these non-GAAP financial measures to monitor and evaluate its operating results and trends on an on-going basis, and internally for operating, budgeting and financial planning purposes. The non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results.

Contacts

Investors:
Revance Therapeutics
Jeanie Herbert

(714) 325-3584
jherbert@revance.com

Westwicke Partners
Leigh Salvo
(415) 513-1281
leigh.salvo@westwicke.com

Trade Media:
Nadine Tosk
(847) 920-9858
nadinepr@gmail.com

REVANCE THERAPEUTICS, INC.
Condensed Consolidated Balance Sheets
(In thousands, except share and per share amounts)
(Unaudited)

	September 30,	December 31,
	2015	2014
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$90,494	$171,032
Short-term investments	51,364	—
Restricted cash, current portion	35	75
Prepaid expenses and other current assets	1,604	1,624
Total current assets	143,497	172,731
Property and equipment, net	19,254	19,274
Long-term investments	2,357	—
Restricted cash, net of current portion	400	435
Other non-current assets	6	29
TOTAL ASSETS	$165,514	$192,469
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$2,731	$3,149
Accruals and other current liabilities	5,990	4,145
Financing obligation, current portion	3,018	307
Notes payable, current portion and net of discount	—	2,635
Total current liabilities	11,739	10,236
Financing obligation, net of current portion	6,176	598
Derivative liabilities associated with Medicis settlement	1,481	1,541
Deferred rent	3,762	3,725
TOTAL LIABILITIES	23,158	16,100
Commitments and Contingencies
STOCKHOLDERS’ EQUITY
Common stock, par value $0.001 per share — 95,000,000 shares authorized both as of September 30, 2015 and December 31, 2014, respectively; 24,313,222 and 23,774,465 shares issued and outstanding as of September 30, 2015 and December 31, 2014, respectively	24	24
Additional paid-in capital	452,501	435,142
Accumulated other comprehensive income	10	—
Accumulated deficit	(310,179)	(258,797)
TOTAL STOCKHOLDERS’ EQUITY	142,356	176,369
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$165,514	$192,469

REVANCE THERAPEUTICS, INC.
Condensed Consolidated Statement of Operations and Comprehensive Loss
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenue	$75	$75	$225	$308
Operating expenses:
Research and development	13,016	8,600	32,573	24,261
General and administrative	5,827	5,300	18,183	14,250
Total operating expenses	18,843	13,900	50,756	38,511
Loss from operations	(18,768)	(13,825)	(50,531)	(38,203)
Interest income	68	14	144	18
Interest expense	(390)	(228)	(834)	(10,336)
Change in fair value of derivative liabilities associated with the convertible notes	—	—	—	4,032
Changes in fair value of derivative liabilities associated with Medicis settlement	13	67	60	(426)
Change in fair value of common stock warrant liability	—	—	—	(2,151)
Change in fair value of convertible preferred stock warrant liability	—	—	—	(210)
Loss on settlement of preferred stock warrant	—	—	—	(1,356)
Other expense, net	(98)	(5)	(221)	(73)
Net loss	(19,175)	(13,977)	(51,382)	(48,705)
Unrealized gain on available for sale securities	22	—	10	—
Comprehensive loss	$(19,153)	$(13,977)	$(51,372)	$(48,705)
Net loss attributable to common stockholders:
Basic	$(19,175)	$(13,977)	$(51,382)	$(48,705)
Diluted	$(19,175)	$(13,977)	$(51,382)	$(48,705)
Net loss per share attributable to common stockholders:
Basic	$(0.81)	$(0.60)	$(2.17)	$(2.70)
Diluted	$(0.81)	$(0.60)	$(2.17)	$(2.70)
Weighted-average number of shares used in computing net loss per share attributable to common stockholders:
Basic	23,755,199	23,331,104	23,625,869	18,009,537
Diluted	23,755,199	23,331,104	23,625,869	18,009,537

Revance Therapeutics, Inc.
2015 Financial Results
(Unaudited)
Reconciliation of GAAP Operating Expense to Non-GAAP Expense
(In thousands)

	Three Months Ended	Nine Months Ended
	September 30, 2015
Operating expense:
GAAP operating expense	$18,843	$50,756
Adjustments:
Stock-based compensation	(2,590)	(7,314)
Depreciation	(511)	(1,586)
Non-GAAP operating expense	$15,742	$41,856

Revance Therapeutics, Inc.
Non-GAAP Financial Measures Reconciliation for Forward-Looking Outlook

Reconciliation of GAAP Operating Expense to Non-GAAP Expense
(In thousands)

	Fiscal Year
	2015
	Low	High
Operating expense:
GAAP operating expense	$70,000	$81,000
Adjustments:
Stock-based compensation	(10,000)	(12,000)
Depreciation	(2,000)	(3,000)
Non-GAAP operating expense	$58,000	$66,000

Reconciliation of GAAP R&D Expense to Non-GAAP R&D Expense
(In thousands)

	Fiscal Year
	2015
	Low	High
Operating expense:
GAAP R&D expense	$46,000	$55,000
Adjustments:
Stock-based compensation	(4,000)	(5,000)
Depreciation	(2,000)	(3,000)
Non-GAAP R&D expense	$40,000	$47,000